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                                                                      EXHIBIT 11

                                  NOVELL, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The computation of common and common share equivalents is as follows (in thousands):

                                                                     FISCAL YEAR ENDED
                                                 ----------------------------------------------------------
                                                 OCTOBER 30, 1993     OCTOBER 29, 1994     OCTOBER 28, 1995
                                                 ----------------     ----------------     ----------------
Weighted average number of common shares
  outstanding*.................................       358,490              361,648              367,963
Number of common share equivalents resulting
  from stock options, computed using the
  treasury stock method*.......................         9,410                6,684                6,621
                                                      -------              -------              -------
Number of common and common share equivalents
  used in computation*.........................       367,900              368,332              374,584
                                                      =======              =======              =======

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*All share amounts reflect the June 1994 merger with WordPerfect Corporation.

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